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                                                                    EXHIBIT 23.1


CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Regions Financial Corporation for the registration of up to 523,250 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 2000 (except Note Y as to which the date is March 15, 2000), with respect to the consolidated financial statements of Regions Financial Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                        /s/ ERNST & YOUNG LLP




Birmingham, Alabama
September 6, 2000